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                                                                    EXHIBIT 23.3

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of Verso Technologies, Inc. on Form S-8 of our report dated March 26, 1999, which is included in Verso Technologies, Inc. Annual Report on Form 10K for the year ended December 31, 2000, on our audit on the consolidated financial statements of Sulcus Hospitality Technologies, Corp. as of December 31, 1998 and for the year then ended.

Crowe, Chizek and Company LLP
Columbus, Ohio
April 20, 2001